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EXHIBIT 99.4

FORM OF LETTER OF TRANSMITTAL
To accompany Certificates Representing Common Shares of
GMH Communities Trust

        Effective                        , 2008, American Campus Acquisition LLC ("ACC Acquisition Sub"), a wholly-owned subsidiary of American Campus Communities Operating Partnership LP, Inc. (the "ACC Operating Partnership"), was merged (the "Merger") with and into GMH Communities Trust ("GMH"). By virtue of the Merger, each GMH common share (other than shares owned by GMH, American Campus Communities, Inc. ("ACC") or their respective subsidiaries) was automatically converted into, and canceled in exchange for, the right to receive (i) 0.07642 of a share of common stock of ACC plus (ii) $3.36, without interest (the "Cash Consideration"). This Letter of Transmittal must accompany your certificates representing GMH shares in order to exchange those shares for new shares of common stock of ACC in connection with the Merger. See instructions on the reverse side.

        I/we the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of GMH represented by the enclosed certificates on the effective date of the Merger, have full authority to surrender these certificate(s), and give the instructions in this Letter of Transmittal and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

        Please complete the back if you would like to transfer ownership or request special mailing.

1
Signature: This Letter of Transmittal must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X

Signature of Shareholder	Date	Daytime Telephone #
X

Signature of Shareholder	Date	Daytime Telephone #

2
SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW

If the Taxpayer ID printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here	-->

        Under penalties of perjury, I certify that:

1.
The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.
I am a U.S. person (including a U.S. resident alien).

        Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:	Date:

3 List only certificate(s) surrendering here.	Certificate No(s).	Number of Shares
TOTAL CERTIFICATED SHARES

4 Certificated	Shares	Presented

        If you cannot produce some or all of your certificates representing GMH shares, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this Letter of Transmittal for instructions

5 AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY	Investor ID Number
THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST also include Apostille seal or legal equivalent.

TOTAL SHARES LOST

Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed

        By signing this Letter of Transmittal I/We or myself/ourselves swear, depose and state that: I/We or myself/ourselves am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/We or myself/ourselves hereby agree to surrender the securities for cancellation should I/We or myself/ourselves, at any time, find the securities.

        I/We or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, GMH, ACC, ACC Acquisition Sub, the ACC Operating Partnership and their respective subsidiaries and affiliates, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

        Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder)	on this (date)
(Deponent)(Indemnitor)(Heirs Individually)		Month Day

Social Security #	Date	Notary Public

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this Letter of Transmittal.

1.
Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:

•
Enter number of share(s) lost ______________ X (Cash Rate) $XXXXX.XX = $_________ _____ share value

•
If the share value exceeds $500,000, or if the shareholder is foreign and the share value exceeds $100,000, do not complete this affidavit. Complete only the Letter of Transmittal and contact Mellon Investor Services regarding the lost certificate(s).

2.
Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.

•
The surety premium equals 1% (.01) of the share value noted in line 1 above:

        $______________ X (1%) or (.01) = $______________ Surety Premium

3.
Add the service fee based on the share value fee guide noted below

        $______________ Service Fee

  •
  If the share value is less than or equal to $250.00, the Service Fee = $50.00

  •
  If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00

  •
  If the share value is greater than $3,000.00, the Service Fee = $200.00

4.
Total amount due (add lines 2 & 3)                                                                          $______________ Total Amount

        Please enclose a money order, certified check or cashiers' check for the required amount, made payable to Mellon Investor Services.

6 Special Transfer Instructions	7 Special Mailing Instructions

If you want your ACC stock, the Cash Consideration and any payment representing fractional shares to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the under-signed or to the undersigned at an address other than that shown on the front of this Letter of Transmittal.
Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number & Street)	(Name of Guarantor—Please Print)	Address (Number & Street)

(City, State and Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)	(City, State and Zip Code)

INSTRUCTIONS FOR COMPLETING THIS LETTER OF TRANSMITTAL

1
Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and after completing all other applicable sections return this Letter of Transmittal and your GMH share certificates in the enclosed envelope.

2
PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN.

3
Your certificate number(s) and share(s) and/or the total Certificated Shares you hold are shown in Box 3.

4
Please indicate the total number of certificated GMH share(s) you are presenting in Box 4.

5
If you cannot produce some or all of your GMH share certificates, you must obtain a lost instrument open penalty surety bond and file it with Mellon. To do so through Mellon's program with Federal Insurance Company, complete Box 5 on the front side of this Letter of Transmittal, including the lost securities premium and service fees calculations, and return this Letter of Transmittal together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A.M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Mellon units service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond.

6
If you want your ACC stock, the Cash Consideration and any payment representing fractional shares to be issued in another name, complete the Special Transfer Instructions in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

7
Fill in Box 7 if, mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

HOW TO CONTACT MELLON INVESTOR SERVICES

        By Telephone—9:00 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
1-800-777-3676 (Toll Free)

From outside the U.S.:
1-201-680-6579 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:
Mellon Investor Services LLC Attn: Corporate Action Dept., 27th Floor P.O. Box 358300 Pittsburgh, PA 15252-8300	Mellon Investor Services LLC Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

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  EXHIBIT 99.4
FORM OF LETTER OF TRANSMITTAL To accompany Certificates Representing Common Shares of GMH Communities Trust
Lost Securities Surety Premium/Service Fee Calculation
INSTRUCTIONS FOR COMPLETING THIS LETTER OF TRANSMITTAL
HOW TO CONTACT MELLON INVESTOR SERVICES
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS